EXHIBIT 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

I, Helena R. Santos, Chief Executive Officer of Scientific Industries, Inc. (the “Company”), certify, to the best of my knowledge that:

1.	I have reviewed this Annual Report on From 10-KT of the Company for the transition period from July 1, 2022 to December 31, 2022 (“Annual Report”);

2.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: April 17, 2023	By:	/s/ Helena R. Santos
Helena R. Santos
Chief Executive Officer